Exhibit 10.19

TETLIN STABILITY AGREEMENT
This Stability Agreement (this “Agreement”) is entered into between Contango ORE, Inc., a Delaware corporation (the “Company”) and the Native Village of Tetlin, a federally recognized Indian tribe, organized pursuant to the Indian Reorganization Act, 25 U.S.C. § 476, under a Constitution and By-Laws approved on May 15, 1939, and ratified on March 20, 1940 (the “Tetlin Constitution”) a/k/a the Tribe of Tetlin, Tetlin Tribal Council and Tetlin Village Council (“Tetlin”).
Background

A.	Tetlin Constitution and Code

1.
The Tetlin Constitution provides broad authority to Tetlin to do all things for the common good which it has done or has had a right to do in the past and which are not against Federal law and such territorial laws as may apply.

2.
The Native Village of Tetlin Written Code of Tribal Ordinances, adopted by Resolution 97-15-10, dated October 15, 1997 (the “Tetlin Code”) provides, among other things, for the lease by Tetlin of lands owned by Tetlin for various purposes.

B.	The Mineral Lease

1.
Pursuant to the Tetlin Constitution and Tetlin Code, and in order to provide for the well being of its tribal members and to provide for its future generations, Tetlin entered into that certain Mineral Lease, originally, with Juneau Exploration, LP, a Texas limited partnership, d/b/a Juneau Mining Company, as lessee, dated July 15, 2008, as amended by Amendment No. 1 to Mineral Lease dated as of October 1, 2009, Amendment No. 2 to Mineral Lease dated as of June 1, 2011, Amendment No. 3 to Mineral Lease dated as of July 1, 2011, Amendment No. 4 to Mineral Lease dated as of December 3, 2012, and Amendment No. 5 to Mineral Lease dated as of April 1, 2013, for which a Memorandum of Mineral Lease was recorded on September 19, 2008 in the records of the Fairbanks Recording District: 401, State of Alaska, as document number 2008-019032-0 (as amended, the “Lease”). (Unless separately defined herein, capitalized terms used in this Agreement have the meanings given in the Lease.)

2.	By a series of transactions, Company now holds 100% of the rights and interests of Juneau, as lessee, under the Lease.

3.	By the Tetlin Estoppel and Agreement attached as Attachment 1, among other things, Tetlin has acknowledged the validity and effectiveness of the Lease and Company’s interest therein.

4.	Under the terms of the Lease, among other things:

a.	As of the date hereof, Company has paid the Advance Minimum Royalty that is due through July 15, 2014 and $40,000 of the $75,000 Advance Minimum Royalty that is due on or before July 15, 2015; and

Tetlin Stability Agreement

a.	If the Subject Property is placed in commercial production during the Term, Tetlin will receive royalties from Company on terms specified under the Lease.

b.
Under the terms of the Lease, the Lease and the parties’ exercise of their respective rights under the Lease, including without limitation Company’s use of the Subject Property, are to be exclusively governed, construed and enforced by and under and subject to applicable federal law and the law of the State of Alaska, and not by or under or subject to any Tetlin law existing now or in the future and, further, disputes arising under or relating to the Lease, including without limitation Company’s use of the Subject Property, are to be exclusively submitted to the jurisdiction of the federal and state courts located in the State of Alaska, and not to any Tetlin tribunal existing now or in the future. Except as expressly provided in the Lease, no consent, permit or other approval or action by Tetlin is required for Company to use and enjoy the Subject Property in the manner provided by the Lease.

A.	The Project

1.
Company has, among other things, conducted and intends to conduct further exploration and other work on the Subject Property (as defined in the Lease) in order to determine whether to further develop a project within the Subject Property for any one or all of the purposes permitted under the Lease (collectively, the “Project”).

2.	To the date of this Agreement, Company has completed its Work Commitments through the Calendar Year ending December 31, 2018.

B.	Proposed BIA Rules

1.
On May 1, 2014, the United States Department of the Interior, Bureau of Indian Affairs (the “BIA”), announced in the Federal Register, under 79 Fed. Reg. 24,648, proposed rules (the “Proposed Rules”) that would authorize the Secretary of the Interior to consider petitions from Alaska Native tribes, including the Tetlin, to take land, including land owned in fee simple such as the Subject Property, into trust.

2.
If the Proposed Rules were to come into effect and the Subject Property were taken into trust, the Subject Property would be exempt from local and State of Alaska laws, and, Tetlin could gain the authority to legislate activities conducted on the Subject Property in conjunction with federal law.

3.
The BIA has established precedents for taking lands owned by tribes in fee into trust, either subject to existing commercial agreements similar to the Lease, or exempting certain parcels owned by tribes in fee and subject to third-party interests in oil, gas, hydrocarbons, and minerals from trust status resulting in retention of those properties in fee by the tribes.

4.
The timing for finalizing the Proposed Rules, the implications of the Proposed Rules for mineral development on Alaska tribal lands, and Tetlin’s interest in seeking trust status remain uncertain, but the Proposed Rules raise questions about potential changes to the status of the Subject Property and/or the legal framework applicable to the Project during the Term which might be contrary to the express terms of the Lease.

5.
A transfer of the Subject Property into trust for Tetlin or any other change in Tetlin’s ownership status in respect of the Subject Property during the Term, without the prior written consent of Company, would constitute a breach of the Lease.

Tetlin Stability Agreement

C.	Stabilization

1.
Without limitation to the terms of the Lease, Company acknowledges the right of Tetlin to self-determination, including, among other things, if final rules are effected that are substantially similar to the Proposed Rules, the right of Tetlin to petition for the Subject Property to be taken into trust and for the Tribe to establish new laws with regard to, among other things, the Subject Property.

2.
Both Company and Tetlin believe that Company’s ability to conduct further exploration and other work on the Subject Property, and to incur further expenses in connection therewith, depends on the long term stability of the current legal framework applicable to the Project and the express terms of the Lease, and that changes in the legal framework applicable to the Project might be detrimental to the further development of the Project, and, consequently, the interests of all parties to the Lease, including Tetlin.

3.
Certain federal regulations applicable to mineral development on lands held in trust for tribes may be superseded “by tribal constitution, bylaw or charter issued pursuant to the Indian Reorganization Act … or by an action authorized under such tribal constitution, bylaw or charter.” (See 25 C.F.R. 211.29.)

4.
Company and Tetlin enter into this Agreement in order to state certain principles between them for stabilizing the legal framework applicable to the Project for the Term, consistent with the express terms of the Lease.

5.
It is the intent of Tetlin to take such action as is necessary to adopt this Agreement as Tetlin law in the form of the Ordinance appended as Attachment 2 such that the terms of this Agreement shall apply to the Subject Property and the conduct of mining activities thereon pursuant to the Lease for its Term to the extent of the matters referenced herein.

NOW THEREFORE, for good and valuable consideration, including the expenditures made and to be made by Company in furtherance of the Project for the benefit of Company and Tetlin, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Tetlin and Company agree as follows:
Agreement

1.
Advance Consent by Company. On and subject to the terms and conditions set forth in this Agreement, Company hereby consents, in advance, to any action by Tetlin to petition for trust status or any other change in Tetlin legal status within Subject Property during the Term in a manner consistent with this Agreement, whether pursuant to final BIA rules substantially in the form of the Proposed Rules or otherwise.

2.
Advance Agreements by Tetlin. On and subject to the terms and conditions set forth in this Agreement, Tetlin hereby agrees that in the event Tetlin determines to petition for trust status or any other change in Tetlin legal status within Subject Property during the Term, whether pursuant to final BIA rules substantially in the form of the Proposed Rules or otherwise:

a.	Tetlin will notify Company of its determination promptly upon filing such petition.

Tetlin Stability Agreement

b.
Tetlin will exempt the Lease from the property to be conveyed, or, alternatively, make any conveyance into trust strictly subject to the continuing validity and enforceability of the Lease with respect to the Subject Property and the continued exercise of the Company’s rights thereunder.

c.	Tetlin will continue to honor the Lease and in that regard will not:

i.	initiate any proceeding to cancel, alter or challenge the validity of the Lease or any of its terms;

ii.
support, and will reasonably resist, any action by the BIA or any other person or entity to cancel, alter or challenge the Lease or any of its terms, including, at the request of the Company, by making filings, giving testimony, and executing such affidavits or other documents attesting to the validity of the Lease and its terms as the Company reasonably requests, subject to the payment or reimbursement of any costs incurred by Tetlin with respect thereto; or

iii.	continue to pursue efforts to move the Subject Property into trust status if BIA will not accept the Lease, or seeks to modify its terms absent agreement by the parties.

d.
If, notwithstanding Sections 2(b) and 2(c), the Subject Property is taken into trust for Tetlin, and, as a result, State of Alaska law no longer applies to the Subject Property and Company’s use thereof, in any specific respect,

i.
Tetlin hereby agrees that the Lease and the parties’ exercise of their respective rights under the Lease, including without limitation Company’s use of the Subject Property, in such respect shall continue to be exclusively governed, construed and enforced by and under and subject to applicable federal law, and not by or under or subject to the Tetlin Constitution, or any ordinance or resolution adopted by the Tetlin Tribal Council or by initiative or referendum, including the Tetlin Code whether in effect on the date of this Agreement or later effected (collectively, “Tetlin Law”), and, Tetlin further agrees that disputes arising under or relating to the Lease, including without limitation Company’s use of the Subject Property, shall continue to be exclusively submitted to the jurisdiction of the federal and state courts located in the State of Alaska, and not to any Tetlin tribunal existing now or in the future. Except as expressly provided in the Lease, no consent, permit or other approval or action by Tetlin shall be required for Company to use and enjoy the Subject Property in the manner provided by the Lease.

ii.
Tetlin agrees that the equity owners of or participants in Company, in their capacity as such, and any third party taking an interest through any of them, such as a project lender, shall not be subject to Tetlin Law by virtue of their ownership or other interest in Company or the Lease, and that any such party shall enjoy the benefits of this Agreement as if it were Company.

iii.
In addition to any other amount(s) payable by Company to Tetlin under Article 3 of the Lease, Company agrees to pay to Tetlin as consideration for entering into this Agreement such amounts referenced in Sections 3.7 through 3.9 of the Lease that would otherwise be payable as tax to the State of Alaska (but for the

Tetlin Stability Agreement

Subject Property being taken into trust for Tetlin) but which are no longer due to the State of Alaska as the result of federal trust status of the land, calculated on equivalent terms as the otherwise applicable State taxes.

3.
Approvals. Attached hereto is an Ordinance Restricting Application of Tetlin Law to Existing Mineral Lease, Attachment 2, and the Resolutions by which the Tetlin Tribal Council and Tetlin Tribal membership authorized and approved this Agreement, Attachment 3.

4.
Consent. Tetlin, acknowledges, consents and agrees that Company (or its affiliate) intends to enter into a joint venture with Royal Gold, Inc. (or its affiliate) in respect of, among other things, the rights and obligations of Company in respect of the Lease, the Subject Property and this Agreement (the “Joint Venture”). Royal Gold (and its affiliate) may rely on this Agreement in connection with the Joint Venture.

5.
Assignment. In addition to the assignment by the Company of the Lease and this Agreement to the Joint Venture specified in Section 4, which is hereby approved by Tetlin, Company may assign this Agreement and any of its rights and obligations hereunder to any permitted assignee of the Lease.

6.
Construction. The article, section and subsection headings contained in this Agreement are inserted for convenience of reference only and should not be taken or construed to define, limit or describe the intent of the Agreement, or to affect its terms or provisions. Unless otherwise expressly provided, or unless the context shall otherwise require, words importing the singular shall include the plural and words importing the masculine gender shall include the feminine gender, and vice versa.

7.
Governing Law. For all purposes, this Agreement shall be deemed to be a contract made in the State of Alaska and shall be governed by applicable federal law, and the law of the State of Alaska. Subject to the remainder of this Section 7, the parties hereby submit to the exclusive jurisdiction of the federal and state courts of the State of Alaska.

a.
The parties agree that any adoption or utilization of Alaska law is for purposes of construction and enforcement only, and is not intended to authorize, sanction, or endorse the application of the laws of the State of Alaska to Tetlin for any other purposes, to the extent that such laws would not otherwise apply to Tetlin.

b.
Tetlin hereby expressly waives its sovereign immunity to the limited extent necessary to permit judicial review by a court of competent jurisdiction as provided herein, and shall not raise sovereign immunity as a defense to such proceedings, with respect to the following relief only:

i.	declarations of the parties' rights, duties, adequacy of performance or breach of or under this Agreement;

ii.	interlocutory or final orders directing either party to specifically perform its obligations under this Agreement;

iii.	orders enforcing a decision or judgment of any court of competent jurisdiction;

iv.	Tetlin shall not be liable for attorney's fees of the other party or any costs;

Tetlin Stability Agreement

v.	Tetlin shall only be liable for money damages to the extent that the award can be paid from royalties previously paid to Tetlin and/or future royalty payments under Article 3.3 of the Lease.

8.	Binding Effect; Inurement. This Agreement shall be binding upon and inure to the benefit of each of the parties hereto, and their successors in interest and permitted assigns.

9.
Entire Agreement. This Agreement contains the entire understanding between the parties relating to its subject matter. This Agreement may be amended or modified only by an instrument in writing signed by the parties with the same formality as this Agreement.

10.
Recording. Company shall be entitled to record a memorandum of this Agreement in the official, records of the Fairbanks Recording District, State of Alaska. The execution, recording and filing of this Agreement shall not limit, increase or in any manner affect any of the terms hereof, or any rights, interest or obligations of the parties hereto.

11.
Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be considered as original for all purposes, but all of which shall constitute the same Agreement; provided, however, this Agreement shall not be binding on any party hereto unless and until it or a counterpart has been executed by all parties hereto.

12.
Further Assurances. Tetlin and the Company hereby covenant to do, execute and perform all such acts, documents, conveyances, agreements and assurances as are necessary, desirable or requested by another party to give full effect to the provisions of this Agreement.

13.
Relationship of the Parties. Nothing contained herein shall be deemed to constitute either party the partner, venturer, agent or legal representative of the other party, or to create any partnership, mining partnership, joint venture or fiduciary relationship between them, for any purpose whatsoever.

14.
Severability. If any part, term or provision of this Agreement is determined to be illegal or in conflict with any law of the United States or any state, the validity of the remaining portions or provisions shall not be affected and the rights and obligations of the parties shall be construed and enforced as if the Agreement did not contain the particular part, term or provision held to be invalid.

15.
Disputes Not to Interrupt Operations. Disputes or differences between the parties hereto shall not interrupt performance of the Lease or the continuation of operations under the Lease. In the event of any dispute or difference, operations may be continued and settlements and payments may be made under the Lease in the same manner as prior to such dispute or difference.

16.
Mediation. The parties will endeavor to avoid disputes and will meet and confer before any disputes are taken to any forum for resolution. The parties will seek mediation before taking any dispute to court.

17.	Time of the Essence. Time is of the essence in performance of this Agreement.
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Tetlin Stability Agreement

IN WITNESS WHEREOF, the undersigned has executed this Agreement as of October 2, 2014.
NATIVE VILLAGE OF TETLIN

By:     /s/ Donald Adams
Name: Donald Adams
Title:Chief

Attest:      /s/ Bentley Mark Jr.
Name:    BentleyMark, Jr.
Title: Secretary/Treasurer

CONTANGO ORE, INC.

By:     /s/ John B. Juneau
Name: John B. Juneau
Title: President and Chief Executive Officer

Tetlin Stability Agreement

Tetlin Stability Agreement